CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


        We hereby consent to the inclusion in this Form SB-2 of our report dated July 20, 2000 related to the financial statements of Xyros Systems, Inc. for the years ended December 31, 1998 and 1997.



/S/ Stegman & Company
Baltimore, Maryland
February 8, 2001



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